EXHIBIT 10.7(c)
                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is entered into as of December 16, 1998, by and among Netopia, Inc., a Delaware corporation ("Netopia"), Serus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Netopia ("Purchaser"), Serus, LLC, a Utah limited liability company ("Seller"), and the Escrow Agent named herein. Terms not defined in this Agreement shall have the meaning given to them in the Asset Purchase Agreement (defined below).

A. Netopia, Purchaser, and Seller have entered into an Asset Purchase Agreement, dated as of December 16, 1998 (the "Asset Purchase Agreement") pursuant to which Purchaser will acquire substantially all of the assets, properties, and rights of Seller for a cash sum of $3,000,000 (the "Cash") and Four Hundred Nine Thousand Five Hundred Fifty Six shares of Netopia Common Stock (the "Shares"), and other consideration. The Asset Purchase Agreement provides that One Hundred Sixty Three Thousand Eight Hundred Twenty Three (163,823) Shares shall be placed in an escrow (the "Escrow Amount") to secure contingent obligations to Purchaser in respect of certain indemnification rights arising as a result of certain breaches of the representations, warranties, covenants, or agreements under the Asset Purchase Agreement on the terms and conditions set forth herein and therein.

B. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Amount will be deposited, held in, and disbursed from the Escrow Fund.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       Escrow.

(a) Escrow of Escrow Amount. The Escrow Amount will be held in escrow by Greater Bay Trust Company (the "Escrow Agent"), located at 400 Emerson Street, Palo Alto, California 94301, as collateral for obligations of the Seller under
Article 8 of the Asset Purchase Agreement, until such Escrow Amount is to be released pursuant to the terms of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Amount and to hold such Escrow Amount in escrow subject to the terms and conditions of this Agreement.

(b) Claims Under Indemnity Obligations. The parties agree that the Escrow Amount will be held as security for the obligations of Seller under Article 8 of the Asset Purchase Agreement. Promptly after the receipt by Purchaser of notice or discovery of any claim giving rise to rights of indemnification under Article 8 of the Asset Purchase Agreement, Purchaser will give the Escrow Agent prompt written notice of such claim in accordance with Section 11 hereof and to Seller in accordance with Section 6 hereof. Failure of Purchaser to furnish written notice in a prompt manner to the Escrow Agent of a claim shall not release Seller from its indemnification obligations, except to the extent that Seller is prejudiced by such failure, provided that no claim shall be honored as to which written notice is delivered after the Termination Date(as defined herein).

(c) Protection of Escrow Amount. The Escrow Agent shall hold and safeguard the Escrow Amount during the Escrow Period, in accordance with the terms of this Agreement and not as the property of Purchaser or Seller, and shall hold and dispose of the Escrow Amount only in accordance with the terms hereof.

2. Deposit of Escrow Amount.

(a) Delivery of Escrow Amount. At the Effective Time, the Escrow Amount will be delivered by Purchaser to the Escrow Agent by courier from the Company's transfer agent.

(b) Distribution to Seller. Within five (5) business days following December 16, 1999, (the "Termination Date"), the Escrow Agent shall deliver to the Seller all of the Escrow Amount in excess of the aggregate amount of all unresolved claims for Purchaser Damages as specified in Officer's Certificates delivered to the Escrow Agent on or before the Termination Date pursuant to Section 3. After the Termination Date, as soon as any such claim is resolved, the Escrow Agent shall promptly deliver to the Seller that portion of the Escrow Amount that exceeds the amount of the remaining unresolved claims. After the Termination Date, as soon as all such claims have been resolved, the Escrow Agent shall promptly deliver to the Seller any portion of the Escrow Amount not required to satisfy such claims.

(c) Ownership of Shares; Voting Rights. Seller shall have all indicia of owner-ship of the Shares while they areheld in escrow, including, without limitation, the right to vote the Shares and receive distributions thereon and the obligations to pay all taxes, assessments, and charges with respect thereto, but excluding the right to sell any of the Shares or transfer any rights or interests in the Shares; provided that any distribution, other than cash and taxable stock dividends (which dividends shall be paid to the Seller), on or with respect to the Shares and any other shares or securities into which such Shares may be changed or for which they may be exchanged pursuant to corporate action of Netopia affecting holders of Netopia Common Stock generally shall be delivered to and held by the Escrow Agent and treated as included within the term Shares and shall be subject to the provisions of this Agreement.

3. Claims.

(a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Purchaser (an "Officer's Certificate");

(i) stating that Purchaser has incurred Purchaser Damages (as defined in the "Asset Purchase Agreement") with respect to which Purchaser is entitled to indemnification pursuant to the Asset Purchase Agreement, and stating the amount of Purchaser Damages with respect to which Purchaser is entitled to indemnification; and

(ii) specifying in reasonable detail the individual items of Purchaser Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued, and the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 4, deliver to Purchaser the amount necessary to indemnify Purchaser for the amount specified in the Officer's Certificate. For purposes of this Section 3 and Section 2, the value of the Shares on the date of any payment shall be the average of the closing prices of Netopia's Common Stock on the Nasdaq National Market over the 30 trading day period ending two trading days prior to the date of payment.

4.Claims.

(a) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to Seller, and for a period of thirty (30) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Shares or other property pursuant to Section 3 unless the Escrow Agent shall have received written authorization from the Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Shares or other property which constitute the Escrow Amount in accordance with Section 3, provided that no such payment or delivery may be made if the Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Purchaser prior to the expiration of such thirty (30) day period.

(b) Resolution of Claims. All claims for indemnification by Purchaser shall be resolved in accordance with the Asset Purchase Agreement. Upon the resolution of any claim, a memorandum setting forth the resolution of the claim shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute all or a portion of the Escrow Amount in accordance with the terms thereof and this Agreement.

5. No Encumbrance. No interest in the Escrow Amount or any beneficial interest therein may be pledged, sold, assigned or transferred, other than by operation of law, by any party hereto or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any party hereto, prior to the delivery to the Seller of payments by the Escrow Agent.

6.  Limitation  of the Escrow  Agent's Liability.

(a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable or responsible for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel knowledgeable as to such matters shall be conclusive evidence of such good faith.

(b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting the instructions specified herein and orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(c) The Escrow Agent shall not be liable in any respect on account of any claim made that the parties hereto (except with respect to the Escrow Agent) that this Agreement was not properly executed and delivered by such party or that any documents or papers required under this Agreement have not been properly delivered.

(d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(e) The Escrow Agent is hereby expressly authorized to engage legal counsel as it may deem necessary or advisable.

(f) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Amount, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do any or all of the following: (i) resign so a successor can be appointed pursuant to Section 8 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Purchaser will pay the Escrow Agent (subject to reimbursement from the Seller pursuant to Section 9 hereof) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 8 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of
Section 9  hereof).

          7. Expenses of Escrow Agent. All fees and expenses of Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder shall be paid by Purchaser upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any reasonable fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of the Escrow Amount or the validity of a claim or claims by Purchaser made in an Officer's Certificate, shall be paid 50% by Purchaser and 50% by the Seller . The Escrow Agent shall deliver a written invoice of such fees to Purchaser and the Seller.

         10. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder (except to the extent of actions, if any, of the Escrow Agent not taken in good faith or in the exercise of reasonable judgment) by delivering its written resignation to the parties to this Agreement, specifying not less than sixty (60) days prior written notice of such a date when such resignation will take effect. Purchaser will designate a successor Escrow Agent prior to the expiration of such sixty
(60) day period by giving written notice to the Escrow Agent and the Seller. Purchaser may appoint a successor Escrow Agent without the consent of the Seller so long as such successor is a bank with assets of at least $50 million and two
(2) days notice of such appointment is provided to the Seller, and Purchaser may appoint any other successor Escrow Agent with the consent of the Seller, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Amount to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 10, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. Any Successor Escrow Agent shall be bound and abide by the terms and conditions of this Escrow Agreement.

         11. Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (i) delivered personally with written verification of receipt, (ii) sent by confirmed telecopy, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11. Such notice will be treated as having been received upon actual receipt

                             If to Purchaser, to:

                             Netopia, Inc.
                             2470 Mariner Square Loop
                             Alameda, CA  94501
                             Attention:  James Clark
                             Telephone No.: 510-814-5120
                             Facsimile No.:  510-814-5021

                             with copy (which shall not constitute notice) to:

                             Gunderson Dettmer Stough Villeneuve
                                 Franklin & Hachigian, LLP
                             155 Constitution Drive
                             Menlo Park, CA  94025
                             Attention:  Steven M. Spurlock, Esq.
                             Telephone No.:  (650) 321-2400
                             Facsimile No.:   (650) 321-2800

                             If to Seller or the Members:

                             Serus, LLC
                             c/o Christian Hendricks Law Office
                             550 North Brand Blvd.
                             Suite 1960
                             Glendale, CA  91203-1900
                             Attention:  Mark C. Hendricks
                             Telephone No.:  818-243-4000
                             Facsimile No.:  818-243-4290
                             with copies (which shall not constitute notice) to:

                             Studeo Inc.
                             3507 North University Avenue
                             3rd Floor
                             Provo, Utah  84604
                             Attention:  David B. Allen
                             Telephone No.:  801-373-5599
                             Facsimile No.:  801-373-0502

                             If to Escrow Agent:

                             Greater Bay Trust Company
                             400 Emerson Street
                             Palo Alto, California 94301
                             Attention: Anna Paiva
                             Telecopy: (650) 473-1326


         12. Seller Covenant to Perpetuate During the Term of this Escrow Agreement. Seller agrees not to dissolve or otherwise cease to exist as a legal entity during the pendency of this Escrow Agreement.

         13.      General.

(a) Governing Law. It is the intention of the parties hereto that the internal laws of the State of California (without regard to its choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

(b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

(d) Entire Agreement. Except as set forth in the Asset Purchase Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all
prior  and   contemporaneous   agreements   or   understandings, inducements  or
conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede an course of performance or usage of the trade inconsistent with any of the terms hereof.

(e)  Conflicts.   In  the event of  any conflict  or inconsistency  between  the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of this Agreement shall control.

(f) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

(g) Amendment. This Agreement may be amended with the written consent of Purchaser, the Escrow Agent and the Seller, provided that if the Escrow Agent does not agree to an amendment agreed upon by Purchaser and the Seller, Purchaser will appoint a successor Escrow Agent in accordance with Section 10 above.

(h)
Additional Agreements; Reasonable Efforts. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                  ESCROW AGENT:

                                  By: /s/ Anna Paiva
                                  Name: Anna Paiva
                                  Title: Escrow Agent

                                  PURCHASER:

                                  By:  /s/ James A.  Clark
                                  Name:  James A. Clark
                                  Title:  V.P. and CFO

                                  SELLER:

                                  By: /s/ Mark C. Hendricks
                                  Name: Mark C. Hendricks
                                  Title: Managing Director